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                                                                    Exhibit 5.01



                                 March 19, 1999



Cardinal Health, Inc.
5555 Glendon Court
Dublin, Ohio 43016

Ladies and Gentlemen:

            We have acted as special counsel to Cardinal Health, Inc., an Ohio corporation (the "Company"), in connection with the preparation of its Registration Statement on Form S-4 (the "Registration Statement") filed today under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 5,000,000 of its Common Shares, without par value (the "Shares").

            This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

            In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of rendering this opinion, including, without limitation: (i) the Registration Statement; (ii) a specimen certificate representing the Shares; (iii) the Amended and Restated Articles of Incorporation of the Company; (iv) the Restated Code of Regulations of the Company; and (v) certain resolutions of the Executive Committee of the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement and related matters (the "Resolutions").

            In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

            Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective; (ii) the Shares are issued in a manner consistent with the Resolutions and the Registration Statement and pursuant to resolutions of the Board of Directors of the Company or an appropriate committee thereof with respect to the particular transactions in which the Shares are to be issued; (iii) the certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Shares and registered by such transfer agent and registrar and delivered against receipt of the consideration therefore as contemplated by the Registration Statement and any prospectus supplement relating thereto, the issuance of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and non-assessable.
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Cardinal Health, Inc.
March 19, 1999
Page 2



            This opinion is limited to the laws of the State of Ohio. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

                                    Very truly yours,



                                   /s/ Baker & Hostetler LLP